Exhibit 99.1

IsoRay Announces the First Disposable Delivery System for Custom Intra-operative Strands for Prostate Cancer Treatment

Proprietary Design Will Offer Brachytherapists a New Affordable Option for Personalized Cesium-131 Treatments

RICHLAND, Wash., May 11, 2018 – IsoRay, Inc. (NYSE American: ISR), a medical technology company and innovator in seed brachytherapy and medical radioisotope applications for the treatment of prostate, brain, lung, head and neck and gynecological cancers, today announced the upcoming release of its Build-Blu™ delivery system for real-time prostate brachytherapy.

The Build-Blu delivery system is a disposable, next-generation, seed stranding device that will allow prostate brachytherapists to affordably build custom-configured strands with Cesium-131 in the operating room, thereby allowing clinicians to individualize the procedure to the patient’s anatomy in real time. This new product will provide an alternative solution to the approximately 25% of treatment facilities for the prostate market that are using intra-operative techniques.

“We are excited to respond to market needs with this innovative solution for intra-operative construction of brachytherapy strands,” said William Cavanagh, Chief Science Officer and Chief Operating Officer of IsoRay, Inc. “This is the first disposable device for building strands in the operating room and uses a proprietary design to efficiently construct the individualized treatment plan. Further, we believe this is the first new delivery system designed specifically for prostate brachytherapy in years.”

“The Build-Blu delivery system will provide IsoRay with a differentiated solution, and position IsoRay to enter the intra-operative segment of the prostate brachytherapy market, estimated to account for approximately 25%, or $25 million of the $100 million prostate brachytherapy market,” added Thomas LaVoy, Chairman and Chief Executive Officer of IsoRay, Inc. “The development of this device is an important part of the focused strategy that we first implemented 18 months ago by increasing our investment in the development of new products. The disposable loader is the first of its kind that not only addresses a void in IsoRay’s product line, but also in the market, by offering an affordable solution to practitioners. The product launch scheduled for this summer expands our addressable market and should help us solidify our position as a leader in prostate brachytherapy.”

About IsoRay, Inc.

IsoRay, Inc., through its subsidiary, IsoRay Medical, Inc., is the sole producer of Cesium-131 brachytherapy seeds, which are expanding brachytherapy options throughout the body. Learn more about this innovative Richland, Washington company and explore the many benefits and uses of Cesium-131 by visiting www.isoray.com. Join us on Facebook/IsoRay. Follow us on Twitter @IsoRay.

Safe Harbor Statement

Statements in this news release about IsoRay’s future expectations, including: the advantages of Cesium-131 and its delivery systems, including the Build-Blu™ delivery system, whether demand for and use of the Build-Blu™ delivery system will occur as anticipated, the viability and efficacy of the Build-Blu™ delivery system, the timing of product launch of the Build-Blu™ delivery system, continued positive industry data fueling renewed interest in brachytherapy patient results from use of the Build-Blu™ delivery system, and all other statements in this release, other than historical facts, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”). This statement is included for the express purpose of availing IsoRay, Inc. of the protections of the safe harbor provisions of the PSLRA. It is important to note that actual results and ultimate corporate actions could differ materially from those in such forward-looking statements based on such factors as physician acceptance, training and use of our products, including the Build-Blu™ delivery system, our ability to manufacture the Build-Blu™ delivery system in sufficient quantities to meet demand within required delivery time periods while meeting our quality control standards, whether ongoing patient results with the Build-Blu™ delivery system are favorable, whether we, our distributors and our customers will successfully obtain and maintain all required regulatory approvals and licenses to market, sell and use our products in its various forms, changes in laws and regulations applicable to our products, the use of competitors’ delivery systems in lieu of our Build-Blu™ delivery system, and other risks detailed from time to time in IsoRay’s reports filed with the U.S. Securities Exchange Commission. Unless required to do so by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

IsoRay, Inc.

info@isoray.com

(509) 375-1202

Investors:

Stephanie Prince, Managing Director

PCG Advisory Group

sprince@pcgadvisory.com

(646) 762-4518